Exhibit 10.1

BASIC ENERGY SERVICES, INC.
NON-EMPLOYEE DIRECTOR INCENTIVE PLAN
1.    Purpose of this Plan. The purpose of this Plan is to: (i) attract and retain highly qualified individuals to serve as Non-Employee Directors of the Company, (ii) provide additional incentives to Non-Employee Directors, and (iii) promote the success of the Company's business. This Plan permits the grant of Options, Restricted Stock, Restricted Stock Units, and Other Stock-Based Awards.
2.    Definitions. As used in this Plan, the following definitions shall apply:
(a)    "Award" means, individually or collectively, a grant under this Plan of Options, Restricted Stock, Restricted Stock Units, or Other Stock‑Based Awards.
(b)    "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under this Plan. The Award Agreement is subject to the terms and conditions of this Plan.
(c)    "Awarded Stock" means the Common Stock subject to an Award.
(d)    "Beneficial Owners" shall have the same meaning ascribed to such term in Rule 13d-3 under the Exchange Act.
(e)    "Board" means the Board of Directors of the Company.
(f)    "Change of Control" means, except as otherwise provided in the Award Agreement, the consummation of any of the following events:
(i)    Any Person becomes the Beneficial Owner, directly or indirectly, of more than securities of the Company representing 30% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the "Outstanding Company Voting Securities"), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not be taken into account in determining whether a Change of Control has occurred: (i) any acquisition of voting securities of the Company directly from the Company or (ii) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries;
(ii)    during any period of twelve (12) months, the following individuals (the "Incumbent Directors") cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on the date this Plan is approved by the Company’s stockholders, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date this Plan is approved by the Board or whose appointment, election or nomination for election was previously so approved or recommended;
(iii)    consummation of a reorganization, recapitalization, merger or consolidation involving the Company, unless, following such transaction: (i) any individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such transaction are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the transaction ("Successor Entity") in substantially the same relative proportions as their ownership immediately prior to such transaction; (ii) no Person (excluding any Successor Entity or any employee benefit plan or related trust of the Company, such Successor Entity or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the Successor Entity, except to the extent that such ownership existed prior to any such transaction; and (iii) at least a majority of the members of the board of directors (or comparable governing body) of the Successor Entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such transaction.
(iv)    the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person.
Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of "nonqualified deferred compensation," "Change of Control" shall be limited to a "change in control event" as defined under Section 409A of the Code.
(g)    "Code" means the Internal Revenue Code of 1986, as amended, and the U.S. Treasury regulations promulgated thereunder. Any reference to a section of the Code shall be a reference to any successor or amended section of the Code.
(h)    "Common Stock" means the common stock of the Company.
(i)    "Company" means Basic Energy Services, Inc., a Delaware corporation, and any successor to thereto.
(j)    "Dividend Equivalent" means a credit, made at the sole discretion of the Board, to the account of a Non-Employee Director in an amount equal to the value of dividends paid on one Share for each Share represented by an Award held by such Non-Employee Director. Under no circumstances shall the payment of a Dividend Equivalent be made contingent on the exercise of an Option.
(k)    "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(l)    "Fair Market Value" means, with respect to a share of Common Stock as of a given date of determination hereunder, the closing price as quoted on any national stock exchange on which the Common Stock is then traded, or if the Common Stock was not traded on such date, then the immediately preceding date on which sales of shares of Common Stock have been so quoted or reported shall be used. If there should not be a public market for the Common Stock on such date, Fair Market Value shall be such value as determined by the Board in its discretion and, to the extent necessary, shall be determined in a manner consistent with Section 409A of the Code and the regulations thereunder.
(m)    "Non-Employee Director" means a member of the Board who is not a current employee of the Company or any of its Subsidiaries.
(n)    "Option" means a nonstatutory stock option to purchase Common Stock granted pursuant to this Plan.
(o)    "Other Stock-Based Awards" means any other awards not specifically described in this Plan that are valued in whole or in part by reference to, or are otherwise based on, Shares and are created by the Board pursuant to Section 8 of this Plan.
(p)    "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.
(q)    "Plan" means this 2017 Non-Employee Director Incentive Plan.
(r)    "Restricted Stock" means Shares issued pursuant to a Restricted Stock Award under Section 7 of this Plan or issued pursuant to the early exercise of an Option.
(s)    "Restricted Stock Unit" means, pursuant to Sections 4 and 8 of this Plan, an unfunded and unsecured promise to deliver Shares, cash or other securities equal in value to the Fair Market Value of one Share in the Company on the date of vesting or settlement, or as otherwise set forth in the Award Agreement.
(t)    "Share" means a share of Common Stock, as adjusted in accordance with Section 11 of this Plan.
3.    Stock Subject to this Plan.
(a)    Stock Subject to this Plan. Subject to the provisions of Section 11 of this Plan, the maximum aggregate number of Shares that may be issued pursuant to all Awards under this Plan is One Hundred Thousand (100,000) Shares. Shares shall not be deemed to have been issued pursuant to this Plan with respect to any portion of an Award that is settled in cash. Upon payment in Shares pursuant to the exercise or settlement of an Award, the number of Shares available for issuance under this Plan shall be reduced on a one-for-one basis. Subject to Section 11 of this Plan, any Award shall not exceed the following Share limitations per calendar year: (i) 20,000 (for Options); and (ii) 20,000 (for Restricted Stock, Restricted Stock Units and Other Stock-Based Awards).
(b)    Share Reserve. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.
4.    Administration of this Plan. This Plan shall be administered by the Board. The Board’s decisions, determinations, actions and interpretations shall be final, conclusive and binding on all persons having an interest in this Plan. Subject to the provisions of this Plan, the Board shall have the authority, in its discretion to:
(a)    determine the Fair Market Value of Awards;
(b)    determine the number of Shares to be covered by each Award granted under this Plan;
(c)    approve forms of Award Agreements for use under this Plan;
(d)    determine the terms and conditions, not inconsistent with the terms of this Plan, of any Award granted under this Plan, including but not limited to, the exercise price, the time or times when Awards may be exercised, any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Board, in its sole discretion, shall determine;
(e)    construe and interpret the terms of this Plan and Awards granted pursuant to this Plan;
(f)    prescribe, amend and rescind rules and regulations relating to this Plan;
(g)    amend the terms of any outstanding Award, including the discretionary authority to extend the post‑termination exercise period of Awards and accelerate the satisfaction of any vesting criteria or waiver of forfeiture or repurchase restrictions, provided that any amendment that would adversely affect the Non-Employee Director's rights under an outstanding Award shall not be made without the Non-Employee Director's written consent;
(h)    allow a Non-Employee Director to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to the Non-Employee Director under an Award;
(i)    determine whether Awards shall be settled in Shares, cash or in a combination of Shares and cash;
(j)    determine whether Awards shall be adjusted for Dividend Equivalents;
(k)    create Other Stock-Based Awards for issuance under this Plan;
(l)    establish one or more programs under this Plan to permit selected Non-Employee Directors the opportunity to elect to defer receipt of consideration upon exercise of an Award or other event that absent the election, would entitle the Non-Employee Director to payment or receipt of Shares or other consideration under an Award; and
(m)    make all other determinations that the Board deems necessary or advisable for administering this Plan.
5.    Eligibility. Only Non-Employee Directors are eligible to participate in this Plan.
6.    Options.
(a)    Term of Option. The term of each Option shall be stated in the Award Agreement, but shall in on event be more than ten years from the date of grant.
(b)    Option Exercise Price and Consideration.
(i)    Exercise Price. The per Share exercise price shall be determined by the Board, but shall not be less than Fair Market Value per Share on the date of grant.
(ii)    Waiting Period and Exercise Dates. At the time an Option is granted, the Board shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised. The Board, in its sole discretion, may accelerate the satisfaction of such conditions at any time.
(c)    Form of Consideration. The Board shall determine the acceptable form of consideration for exercising an Option, including the method of payment.
(d)    Exercise of Option. Any Option granted under this Plan shall be exercisable according to the terms of this Plan and at such times and under such conditions as determined by the Board and set forth in the Award Agreement. An Option shall be deemed exercised when the Company receives: (x) written or electronic notice of exercise (in accordance with the Award Agreement) from the person entitled to exercise the Option, and (y) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Board and permitted by the Award Agreement and this Plan. Shares issued upon exercise of an Option shall be issued in the name of the Non-Employee Director or, if requested by the Non-Employee Director, in the name of the Non-Employee Director and his spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Award, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 11 of this Plan or the applicable Award Agreement. Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.
7.    Restricted Stock.
(a)    Grant of Restricted Stock. Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Shares of Restricted Stock to a Non-Employee Director in such amounts as the Board, in its sole discretion, shall determine.
(b)    Restricted Stock Agreement. Each Award of Restricted Stock shall be evidenced by an Award Agreement that shall specify the vesting schedule (if any), the number of Shares granted, and such other terms and conditions as the Board, in its sole discretion, shall determine. Unless the Board determines otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on the Shares have lapsed.
(c)    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Award made under this Plan shall be released from escrow as soon as practical after the last day of the veting schedule (if any). The Board, in its sole discretion, may accelerate the time at which any restrictions shall lapse or be removed.
(d)    Voting Rights. During the period of time the Shares remain unvested (if at all), Non-Employee Directors holding Shares of Restricted Stock may exercise full voting rights with respect to those Shares, unless the Board determines otherwise.
(e)    Dividends and Other Distributions. During the vesting schedule (if any), Non-Employee Directors holding Shares of Restricted Stock shall be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.
(f)    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall revert to the Company and again shall become available for grant under this Plan.
8.    Restricted Stock Units. Subject to the provisions of this Plan, the Board may grant Awards of Restricted Stock Units in such amounts and subject to such terms and conditions as the Board may determine.
9.    Other Stock-Based Awards. Other Stock-Based Awards may be granted either alone, in addition to, or in tandem with, other Awards granted under this Plan and/or cash awards made outside of this Plan. The Board shall have authority to determine the Non-Employee Directors to whom and the time or times at which Other Stock-Based Awards shall be made, the amount of such Other Stock-Based Awards, and all other conditions of the Other Stock-Based Awards, including any dividend or voting rights and whether the Award should be paid in cash.
10.    Non-Transferability of Awards. Unless determined otherwise by the Board, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by shall or by the laws of descent or distribution and may be exercised, during the lifetime of the Non-Employee Director, only by the Non-Employee Director. If the Board makes an Award transferable, such Award shall contain such additional terms and conditions as the Board deems appropriate.
11.    Adjustments; Dissolution or Liquidation; Change of Control.
(a)    Adjustments. In the event of any change in the outstanding Shares of Common Stock by reason of any stock split, stock dividend or other non‑recurring dividends or distributions, recapitalization, merger, consolidation, spin‑off, combination, repurchase or exchange of stock, reorganization, liquidation, dissolution or other similar corporate transaction that affects the Common Stock, an adjustment shall be made, as the Board deems necessary or appropriate, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. Such adjustment may include an adjustment to the number and class of Shares which may be delivered under this Plan, the number, class and price of Shares subject to outstanding Awards, the number and class of Shares issuable pursuant to Options, and the numerical limits in Section 3 of this Plan. Notwithstanding the preceding, the number of Shares subject to any Award always shall be a whole number.
(b)    Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Board shall notify each Non-Employee Director as soon as practical prior to the effective date of the proposed transaction. The Board, in its sole discretion, may provide for a Non-Employee Director to have the right to exercise his Award, to the extent applicable, until 10 days prior to the transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Board may provide that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised or vested, an Award shall terminate immediately prior to the consummation of such proposed action.
(c)    Change of Control. Unless otherwise provided in an Award Agreement or the Board determines otherwise, in the event of a Change of Control, the Non-Employee Director shall fully vest in and have the right to exercise his Options as to all of the Award, including Shares as to which such Awards would not otherwise be vested or exercisable, and all restrictions on Restricted Stock, Restricted Stock Units and Other Stock-Based Awards, as applicable, shall lapse.
12.    Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Board makes the determination granting such Award, or a later date as is determined by the Board. Notice of the determination shall be provided to each Non-Employee Director within a reasonable time after the date of such grant.
13.    Board and Stockholder Approval; Term of Plan. This Plan was adopted by the Board and became effective on January 6, 2017, provided that if this Plan is not approved by the Company’s stockholders at the Company’s 2017 Annual Meeting of Stockholders, this Plan shall immediately and automatically thereafter terminate and any and all outstanding Awards granted hereunder shall be extinguished. This Plan shall continue in effect for a term of ten years from the effective date unless terminated earlier under this Section 13 or Section 14 of this Plan.
14.    Amendment and Termination of this Plan.
(a)    Amendment and Termination. The Board may at any time amend, alter, suspend or terminate this Plan.
(b)    Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary to comply with applicable laws.
(c)    Effect of Amendment or Termination. No amendment, alteration, suspension, or termination of this Plan shall materially or adversely impair the rights of any Non-Employee Director, unless otherwise mutually agreed upon by the Non-Employee Director and the Board, which agreement must be in writing and signed by the Non-Employee Director and the Company. Termination of this Plan shall not affect the Board’s ability to exercise the powers granted to it under this Plan with respect to Awards granted under this Plan prior to the date of termination.
15.    Severability. Notwithstanding any contrary provision of this Plan or an Award to the contrary, if any one or more of the provisions (or any part thereof) of this Plan or the Awards shall be held invalid, illegal, or unenforceable in any respect, such provision shall be modified so as to make it valid, legal, and enforceable, and the validity, legality, and enforceability of the remaining provisions (or any part thereof) of this Plan or Award, as applicable, shall not in any way be affected or impaired thereby.
16.    No Rights to Awards. No Non-Employee Director or other person shall have any claim to be granted any Award pursuant to this Plan, and neither the Company nor the Board shall be obligated to treat Non-Employee Directors or any other person uniformly.
17.    No Stockholder Rights. Except as otherwise provided in this Plan or an Award Agreement, a Non-Employee Director shall have none of the rights of a stockholder with respect to Shares covered by an Award until the Non-Employee Director becomes the record owner of the Shares.
18.    Fractional Shares. No fractional Shares shall be issued and the Board shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down as appropriate.
19.    Governing Law. This Plan, all Award Agreements, and all related matters, shall be governed by the laws of the State of Delaware, without regard to choice of law principles that direct the application of the laws of another state.
20.    Unfunded Obligation. This Section 20 shall only apply to Awards that are not settled in Shares. Non-Employee Directors shall have the status of general unsecured creditors of the Company. Any amounts payable to Non-Employee Directors pursuant to this Plan shall be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations under this Plan. Any investments or the creation or maintenance of any trust for any Non-Employee Directors account shall not create or constitute a trust or fiduciary relationship between the Board, the Company and Non-Employee Directors, or otherwise create any vested or beneficial interest in any Non-Employee Directors or the Non-Employee Director's creditors in any assets of the Company. The Non-Employee Directors shall have no claim against the Company for any changes in the value of any assets that may be invested or reinvested by the Company with respect to this Plan.
21.    Section 409A. It is the intention of the Company that no Award shall be "deferred compensation" subject to Section 409A of the Code, unless and to the extent that the Board specifically determines otherwise, and this Plan and the terms and conditions of all Awards shall be interpreted accordingly. The following rules shall apply to Awards intended to be subject to Section 409A of the Code ("409A Awards"):
(a)    Any distribution of a 409A Award following a separation from service that would be subject to Section 409A(a)(2)(A)(i) of the Code as a distribution following a separation from service of a "specified employee" (as defined under Section 409A(a)(2)(B)(i) of the Code) shall occur no earlier than the expiration of the six‑month period following such separation from service.
(b)    In the case of a 409A Award providing for distribution or settlement upon vesting or lapse of a risk of forfeiture, if the time of such distribution or settlement is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution or settlement shall be made no later than March 15 of the calendar year following the calendar year in which such 409A Award vested or the risk of forfeiture lapsed.
(c)    In the case of any distribution of any other 409A Award, if the timing of such distribution is not otherwise specified in this Plan or Award Agreement or other governing document, the distribution shall be made not later than the end of the calendar year during which the settlement of the 409A Award is specified to occur.
(d)    Each payment that a Non-Employee Director may receive under this Plan that is governed by Section 409A of the Code shall be treated as a "separate payment" for purposes of Section 409A of the Code.
22.    Construction. Headings in this Plan are included for convenience and shall not be considered in the interpretation of this Plan. References to sections are to Sections of this Plan unless otherwise indicated. Pronouns shall be construed to include the masculine, feminine, neutral, singular or plural as the identity of the antecedent may require. This Plan shall be construed according to its fair meaning and shall not be strictly construed against the Company.
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